UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

SCHEDULE 14A

__________________________________________

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

NUVVE HOLDING CORP.

(Name of Registrant as Specified in Its Charter)

N/A

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NUVVE HOLDING CORP.
2488 Historic Decatur Road, Ste 230
San Diego, California 92106

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 1:00 P.M. EASTERN TIME ON DECEMBER 18, 2026

To the Stockholders of Nuvve Holding Corp.:

We cordially invite you to attend the 2026 annual meeting of stockholders (the “Annual Meeting”) of Nuvve Holding Corp., a Delaware corporation (the “Company”, “we” or “us”), to be held on December 18, 2026 at 1:00 p.m. Eastern Time via live audio webcast at www.virtualshareholdermeeting.com/NVVE2026, where you will be able to listen to the meeting live, submit questions and vote online. You will be asked to enter the control number located on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form, as applicable. Please see the “Questions and Answers about These Proxy Materials and Voting” in the accompanying Proxy Statement for more details.

The Annual Meeting is being held for the following purposes:

1.      To elect the one Class B member of the Company’s board of directors (the “Board”) named in the accompanying Proxy Statement, to serve for a three-year term;

2.      To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

3.      To transact any other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board has fixed the close of business on October 23, 2026 as the record date for the determination of stockholders who will be entitled to notice of and to vote at the Annual Meeting (the “Record Date”). Further information regarding voting rights and the matters to be voted upon at the Annual Meeting is presented in the accompanying Proxy Statement. A list of stockholders of record will be available at the Annual Meeting and, during the 10 days prior to the Annual Meeting, at our principal executive offices located at 2488 Historic Decatur Road, Suite 230, San Diego, California 92106. On or about November 3, 2026, we intend to send to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement for the 2026 Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

YOUR VOTE IS IMPORTANT. We urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone or the Internet, please refer to your Notice, proxy card or voting instructions. Returning the proxy or voting instructions does not deprive you of your right to virtually attend the Annual Meeting and to vote your shares during the Annual Meeting.

By Order of the Board of Directors
/s/ Jon M. Montgomery
Jon M. Montgomery
Chairperson of the Board
November 3, 2026
San Diego, California

i

NUVVE HOLDING CORP.
2488 Historic Decatur Road, Ste 230
San Diego, California 92106

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 1:00 P.M. EASTERN TIME ON DECEMBER 18, 2026

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by our board of directors (the “Board”) for use at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Nuvve Holding Corp., a Delaware corporation (the “Company,” “we,” “us” or “our”), and any postponements or adjournments thereof. The Annual Meeting will be held on Friday, December 18, 2026 at 1:00 p.m. Eastern Time, via live audio webcast at www.virtualshareholdermeeting.com/NVVE2026, where you will be able to listen to the meeting live, submit questions and vote online. This Proxy Statement and the accompanying proxy materials are first being sent or made available to stockholders on or about November 3, 2026.

The information provided under “Questions and Answers About These Proxy Materials and Voting” below is for your convenience only. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website addresses in this Proxy Statement is not incorporated by reference into, and is not a part of, this Proxy Statement. References to website addresses in this Proxy Statement are inactive textual references only.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on December 18, 2026

This Proxy Statement, the Notice of Annual Meeting of Stockholders, our form of proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have available your 16-digit control number(s) that appear(s) on your notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2025, on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at https://nuvve.com/. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Corporate Secretary, Nuvve Holding Corp., 2488 Historic Decatur Road, Ste 230, San Diego, California 92106. Exhibits will be provided upon written request and payment of an appropriate processing fee.

If you have questions about how to vote or direct a vote in respect of your shares or about the proposals, or if you need additional copies of the Proxy Statement or proxy card, you may view the Proxy Statement, and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to December 7, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated on your Notice or Proxy Card) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Questions and Answers About These Proxy Materials and Voting

Q:     What matters am I voting on?

A:     You will be voting on:

•        Proposal 1:    The election of one member of the Board as a Class B director, to hold office until the third succeeding annual meeting and until his successor is duly elected and qualified (the “Director Election Proposal”);

•        Proposal 2:    The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Accountant Ratification Proposal”); and

•        any other business as may properly come before the Annual Meeting.

Q:     How does the Board recommend I vote on these proposals?

A:     Our Board recommends a vote:

•        “FOR” the election of the Class B director nominee named in this Proxy Statement; and

•        “FOR” the Accountant Ratification Proposal.

Q:     When is the Annual Meeting and where will it be held?

A:     The Annual Meeting will be held on December 18, 2026, at 1:00 p.m. Eastern Time, via live audio webcast at www.virtualshareholdermeeting.com/NVVE2026, where you will be able to listen to the meeting live, submit questions and vote online.

Q:     Why are you holding a virtual Annual Meeting?

A:     We believe a virtual-only meeting format facilitates stockholder attendance and participation by enabling all stockholders to participate fully, equally and without cost, using an Internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location and enables us to protect the health and safety of all attendees. Our stockholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in-person annual meeting of stockholders.

Q:     What do I need to do to attend the Annual Meeting?

A:     You will be able to attend the Annual Meeting, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/NVVE2026. To participate in the Annual Meeting, you will need the control number included on your Notice, proxy card or voting instruction form, as applicable. The Annual Meeting webcast will begin promptly at 1:00 p.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 12:45 p.m. Eastern Time, and you should allow ample time for the check-in procedures.

•        We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties with your control number or submitting questions, you may call the technical support number that will be posted on the Annual Meeting log-in page.

•        Stockholders will have the opportunity to submit questions during the Annual Meeting by following the instructions on the virtual-only Annual Meeting platform. Following the presentation of all proposals at the Annual Meeting, we will answer as many stockholder-submitted questions as time permits.

Q:     Who is entitled to vote?

A:     Only holders of record of our common stock, par value $0.0001 per share (“Common Stock”), at the close of business on October 23, 2026 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, 1,907,726 shares of Common Stock were issued and outstanding. Every stockholder is entitled to one vote for each share of Common Stock held on the Record Date. Holders of our Series C Convertible Preferred Stock are not entitled to vote at the Annual Meeting.

•        Registered Stockholders.    If our shares of Common Stock are registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, you are considered the stockholder of record with respect to those shares, and the Notice or a printed set of the proxy materials was provided to you directly by us. As the stockholder of record, you have the right to grant your proxy directly to the individuals listed on the proxy card or to virtually vote live during the Annual Meeting. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”

•        Street Name Stockholders.    If our shares of Common Stock are held on your behalf by a broker, bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice or a printed set of the proxy materials was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares.

•        No Cumulative Voting.    Stockholders do not have cumulative voting rights with respect to the election of directors or any other matter to be voted upon at the Annual Meeting.

Q:     How do I vote?

A:     If you are a stockholder of record, there are four ways to vote:

•        by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on December 17, 2026 (have your Notice or proxy card in hand when you visit the website);

•        by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on December 17, 2026 (have your Notice or proxy card in hand when you call);

•        by completing the enclosed proxy card and returning it in the pre-addressed, postage paid envelope provided to you (if you received printed proxy materials); or

•        by attending the virtual meeting by visiting www.virtualshareholdermeeting.com/NVVE2026, where you may vote and submit questions during the meeting. Please have your control number located on your proxy card or Notice in hand when you visit the website.

If you hold your shares in street name through a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, if you received a printed copy of this Proxy Statement, you may submit your voting instructions by completing, dating and signing the voting instruction form that was included with this Proxy Statement and promptly returning it in the pre-addressed, postage paid envelope provided to you.

Q:     How may my brokerage firm vote my shares if I fail to provide timely directions?

A:     Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, which means that they can submit a proxy or cast a ballot on behalf of stockholders who do not provide a specific voting instruction. Brokers and banks are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this Proxy Statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to ensure that your shares are present and voted at the Annual Meeting on all matters and if you wish to direct the voting of your shares on “routine” matters.

When there is at least one “routine” matter to be considered at a meeting, a broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner.

Proposal 1 (the Director Election Proposal) is generally not considered to be a “routine” matter and banks or brokers are not permitted to vote on this matter if the bank or broker has not received instructions from the beneficial owner. Proposal 2 (the Accountant Ratification Proposal) is considered a “routine” matter and therefore a broker may vote on this matter without instructions from the beneficial owner if instructions are not given.

Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares for the Director Election Proposal. If such proposal is deemed to be “routine,” a bank or broker may be able to vote on the Director Election Proposal even if it does not receive instructions from you, so long as it holds your shares in its name.

Q:     How will voting on any other business be conducted?

A:     We are not aware of any business to be brought before the stockholders at the Annual Meeting other than as described in this Proxy Statement. However, if any other business is properly presented for stockholder consideration, your signed proxy card gives authority to Gregory Poilasne and David Robson to vote on those matters in their discretion.

Q:     What constitutes a quorum?

A:     Stockholders may not take action during the Annual Meeting unless there is a quorum present at the meeting. A meeting of stockholders is duly constituted, and a quorum is present, if, at the commencement of the meeting, there are present in person or by proxy holders representing one-third of the common stock outstanding and entitled to vote at the meeting. Abstentions, withheld votes and broker non-votes (as described above) will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. Because Proposal 2 is a “routine” matter on which brokers have discretionary voting authority, broker non-votes will also be counted as present for quorum purposes. If a quorum is not present, the holders of one-third of the votes entitled to be cast, present in person or represented by proxy, may adjourn the meeting from time to time until a quorum is present.

Q:     How many votes are needed for approval of each proposal presented in this Proxy Statement?

A:     Assuming a quorum is present at the Annual Meeting:

•        Proposal 1 (Director Election Proposal):    The director shall be elected by a plurality of the votes cast by the holders of the issued and outstanding shares of the Company’s Common Stock, represented in person or by proxy at the meeting and entitled to vote thereon, which means the one nominee who receives the most “FOR” votes will be elected. With respect to the election of the director, you may either vote “FOR” the nominee or you may “WITHHOLD” your vote for the nominee. Withheld votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the director nominee.

•        Proposal 2 (Accountant Ratification Proposal):    Approval of Proposal 2 requires the affirmative vote of a majority of the issued and outstanding shares of the Company’s Common Stock, represented in person or by proxy at the meeting and entitled to vote thereon. With respect to Proposal 2, you may either vote “FOR”, “AGAINST” or “ABSTAIN.” Abstentions, which are considered present and entitled to vote on this matter, will have the same effect as a vote “AGAINST” this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal; accordingly, we do not expect any broker non-votes on this matter. To the extent any broker non-votes occur, they will not be considered entitled to vote on this matter and will have no effect on the outcome of this proposal.

Because stockholder ratification of the appointment of our independent registered public accounting firm is not required by our certificate of incorporation, bylaws or otherwise, Proposal 2 is only an advisory vote and is not binding on us. The Audit Committee of our Board will consider the outcome of the vote on Proposal 2 in considering what action, if any, should be taken in response to the advisory vote by stockholders.

Q:     Can I change my vote?

A:     Yes. If you are a stockholder of record, you can change your vote or revoke your proxy by:

•        entering a new vote by Internet or by telephone until 11:59 p.m. Eastern Time on December 17, 2026;

•        completing and returning a later-dated proxy card, or delivering a written notice of revocation to our Corporate Secretary at 2488 Historic Decatur Road, Suite 230, San Diego, California 92106, in each case received at any time before the Annual Meeting; or

•        virtually attending and voting at the Annual Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

Q:     How are my shares voted if I submit a proxy but do not specify how I want to vote?

A:     If you are a stockholder of record and you submit a properly executed proxy card or complete the telephone or Internet voting procedures but do not specify how you want to vote, your shares will be voted: (1) “FOR” the election of the Class B director nominee; (2) “FOR” the Accountant Ratification Proposal; and (3) in the discretion of the persons named as proxies on all other matters that may properly be brought before the Annual Meeting.

Q:     Who will count the vote?

A:     The Company has appointed an inspector of elections for the meeting to count the votes.

Q:     Who will pay for this proxy solicitation?

A:     We will pay all the costs of soliciting these proxies, except for costs associated with individual stockholder use of the Internet and telephone. In addition to mailing proxy solicitation material, our directors and employees may solicit proxies in person, by telephone or by other electronic means of communication, and will not receive additional compensation for doing so. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. We have engaged Campaign Management LLC (“Campaign Management”) as our proxy solicitor, and we estimate that we will pay Campaign Management a fee not to exceed $10,000, plus reimbursement for out of pocket expenses, to solicit proxies, though the costs of this proxy solicitation process could be lower or higher than our estimate.

Q:     Where can I find the voting results of the Annual Meeting?

A:     We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a current report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the Annual Meeting, we will file a current report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the current report on Form 8-K as soon as they become available.

Q:     I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:     We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we deliver a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us via e-mail at sendmaterial@proxyvote.com, by telephone at (619) 456-5161, or by writing to Corporate Secretary, Nuvve Holding Corp., 2488 Historic Decatur Road, Suite 230, San Diego, California 92106.

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

Q:     Who can help answer my questions?

A:     This Proxy Statement, the Notice of Annual Meeting of Stockholders, our form of proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have available your 16-digit control number(s) that appear(s) on your notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2025, on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at https://nuvve.com/. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Corporate Secretary, Nuvve Holding Corp., 2488 Historic Decatur Road, Ste 230, San Diego, California 92106. Exhibits will be provided upon written request and payment of an appropriate processing fee.

If you have questions about how to vote or direct a vote in respect of your shares or about the proposals, or if you need additional copies of the Proxy Statement or proxy card, you may view the Proxy Statement, and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to December 7, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated on your Notice or Proxy Card) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

PROPOSAL 1

THE DIRECTOR ELECTION PROPOSAL

The Board is divided into three classes, Class A, Class B and Class C. Our current directors and classifications are as follows:

Class A — Expiring 2028	Class B — Expiring 2026	Class C — Expiring 2027
Jon Montgomery	Brian Johnson	Gregory Poilasne
Ted Smith

At the Annual Meeting, the Company’s stockholders will elect one Class B director, to hold office until the third succeeding annual meeting and until his successor is duly elected and qualified. The Board has nominated Brian Johnson, a current Class B directors, for re-election as a Class B director. Biographical information about the nominee can be found in “Directors and Executive Officers” below.

Although the size of the Board is currently fixed at six members, the Board has nominated only one director for election at the Annual Meeting because the Board is in the process of finalizing the appointment of qualified candidates to fill the existing vacancies. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

The nominee has agreed to be named in this Proxy Statement and to serve as a director if elected. Unless otherwise specified by you when you give your proxy, the shares subject to your proxy will be voted “FOR” the election of the nominee. In case the nominee becomes unavailable for election to the Board, an event which is not anticipated, the proxy holders, or their substitutes, shall have full discretion and authority to vote or refrain from voting your shares for any other person in accordance with their best judgment.

Required Vote and Recommendation

The nominee, if he receives the affirmative vote of a plurality of the votes cast by the holders of the issued and outstanding shares of the Company’s Common Stock, represented in person or by proxy at the meeting and entitled to vote thereon, will be elected as a director.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEE
LISTED ABOVE.

PROPOSAL 2

THE ACCOUNTANT RATIFICATION PROPOSAL

The Audit Committee of our Board (the “Audit Committee”) has appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. At the Annual Meeting, stockholders will vote on a proposal to ratify this appointment.

While stockholder ratification of the Audit Committee’s decision to retain Deloitte & Touche LLP is not required by the Company’s certificate of incorporation, bylaws or otherwise, the Board has chosen to submit that selection to the Company’s stockholders for ratification. If the Company’s stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Additionally, even if the selection is ratified, the Audit Committee may in its discretion direct the appointment of a different independent registered public accounting firm at any time during the fiscal year, if it determines that such a change would be in the best interests of the Company and its stockholders.

Deloitte & Touche LLP has advised the Company that the firm is independent with respect to the Company and its subsidiaries. The Company expects that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from the Company’s stockholders.

Independent Registered Public Accounting Firms’ Fees and Services

The following table sets forth the fees billed for or in the years ended December 31, 2025 and 2024 by Deloitte & Touche LLP.

	Year Ended December 31,
	2025	2024
Deloitte & Touche LLP
Audit Fees(1)	$902,855	$989,292
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	1,895	1,895
Total Fees	$904,750	$991,187

____________

(1)      Audit fees consist of fees billed for professional services by the accounting firm for audits and quarterly reviews of financial statements during the years ended December 31, 2025 and 2024 and for services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, including the review of and issuance of consents in connection with registration statement filings with the SEC.

(2)      Audit related fees represent the aggregate fees billed for assurance and related professional services rendered by the accounting firm that are reasonably related to the performance of the audit or review of financial statements and are not reported under “Audit Fees.”

(3)      Tax fees represent the aggregate fees billed for professional services rendered by the accounting firm for tax compliance, tax advice, and tax planning services.

(4)      All Other Fees consist of fees billed for products and services provided by the independent registered public accountants other than those that meet the criteria above.

The aggregate fees included in Audit Fees are those billed for the fiscal year. The aggregate fees included in the Audit-Related Fees and Tax Fees are those fees billed in the fiscal year.

Pre-Approval Policies and Procedures

The Audit Committee of the Board has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of the Company’s independent auditor. The Company may not engage its independent auditor to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee, or the engagement to render service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. All accountant services and fees noted above were either approved in advance by the Audit Committee or rendered pursuant to such pre-approval policies and procedures.

Required Vote and Recommendation

Ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the issued and outstanding shares of the Company’s Common Stock represented in person or by proxy at the meeting and entitled to vote thereon.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers and Directors

The following table sets forth the name, age and position of each of the Company’s executive officers and directors immediately after the Annual Meeting, assuming the election of the Board’s nominee at the Annual Meeting.

Name	Age	Position
Gregory Poilasne	54	Chief Executive Officer, Chief Technology Officer and Director
Ted Smith	59	Chief Executive Officer of Nuvve New Mexico and Director
David G. Robson	59	Chief Financial Officer
Jon M. Montgomery	76	Chairperson and Director
Brian Johnson	67	Director

Executive Officers

The following individuals serve as executive officers of the Company.

Gregory Poilasne has served as our Chief Executive Officer and member of the Board since November 2020. He has also served as our Chief Technology Officer since August 2026, as Chief Executive Officer of Fermata Energy II LLC since August 2026 and as Executive Chairman of Astrea since October 2026. He is a co-founder of Nuvve and previously served as its Chairman. Mr. Poilasne is directly responsible for managing and overseeing all different activities related to the successful development, deployment and commercialization of Nuvve’s technologies, as well as developing and supporting the overall strategy. Since February 2019, he also has served as a board member of Dreev, a business venture between EDFRenewables, Inc. (“EDF”) and Nuvve. Mr. Poilasne has more than 20 years of experience in the start-up and technology space. He was Chief Executive Officer of DockOn AG, a Radio-Frequency technology company from February 2011 to January 2016. He was also Vice-President of Business Development of Rayspan, another Radio-Frequency technology company, from 2007 to 2010. Mr. Poilasne was Director of Engineering at Kyocera Wireless, a handset company from 2003 to 2006 and was a founding engineer and director of engineering at Ethertronics, a wireless antenna company, from 2000 to 2003. Mr. Poilasne holds a Masters of Business Administration (M.B.A) from the Wharton School of Business, University of Pennsylvania, a Ph.D. in Electrical Engineering from the University of Rennes 1, France and a Diplome d’ingenieur from the Ecole Superieur d’Electronique de l’Ouest (“ESEO”), France. We believe Mr. Poilasne is well-qualified to serve as a director due to his extensive experience with Nuvve, his business leadership, his strategic perspective and his contacts in and knowledge of the energy industry and EV industry.

Ted Smith has served as a member of the Board since November 2020 and the Chief Executive Officer of Nuvve New Mexico. Mr. Smith was a founding investor in Nuvve Corporation, a wholly owned subsidiary of Nuvve, and has served as a member of its board of directors since 2010 and as its Chief Operating Officer from April 2018 until March 2025. Mr. Smith previously served as Nuvve’s Chief Administrative Officer from March 2017 until becoming Chief Operating Officer. He previously served as a board member of Dreev, a business venture between EDF and Nuvve. Mr. Smith has more than 20 years of experience in the finance industry and previously served in various roles at Wall Street Associates, a San Diego-based investment advisory firm, including Principal, Chief Operating Officer from 2007 to January 2017, Chief Compliance Officer from 2003 to January 2017, and Quantitative Analyst from 1999 to 2003. From 1996 to 1999, Mr. Smith also served as Quantitative Analyst at Nicholas-Applegate Capital Management, a San Diego-based investment advisory firm. Mr. Smith also served as an officer in the United States Navy from 1989 to 1996. Mr. Smith holds an M.B.A from the University of San Diego and a Bachelor of Science in Marine Engineering/Technology from Maine Maritime Academy. He is also a Chartered Financial Analyst charterholder, held the Chartered Investment Counselor certification, and is NACD Directorship Certified® and has earned the NACD certificate in cyber risk oversight. We believe Mr. Smith is well-qualified to serve as a member of the Board due to his extensive experience with Nuvve, his business leadership, his operational and compliance experience and his contacts in and knowledge of the energy industry.

David G. Robson has served as our Chief Financial Officer since March 2021. Mr. Robson has over twenty-five years of finance, accounting and operational experience and has held senior positions with both public and private companies in a variety of industries. Mr. Robson previously served on the board of directors of NuZee Coffee, a leading co-packing company for single-serve coffee formats from March 2021 to June 2024.

Mr. Robson recently served as the Chief Financial Officer and Chief Compliance Officer of Farmer Brothers Co., a national distributor of coffee, tea and culinary products from February 2017 to November 2019. His responsibilities included overseeing finance, information technology, mergers and acquisitions and investor relations. Mr. Robson served as the Chief Financial Officer of PIRCH, a curator and retailer of kitchen, bath and outdoor home brands, from September 2014 to September 2016. He oversaw all aspects of accounting, financial planning and analysis, treasury, merchandise planning and legal, with responsibility for developing strategies, processes and operating priorities to upscale a high growth retailer while building strong finance and merchandising teams. From January 2012 to September 2014, Mr. Robson was the Chief Financial Officer of U.S. AutoParts, an online provider of auto parts and accessories. Prior to that, he served as the Executive Vice President and Chief Financial Officer of Mervyns LLC, a former discount department store chain, from 2007 to 2011. From 2001 to 2007, he served as the Senior Vice President of Finance and Principal Accounting Officer for Guitar Center, Inc. Mr. Robson began his career with the accounting firm Deloitte & Touche LLP. Mr. Robson graduated with a Bachelor of Science degree in Accounting from the University of Southern California and is a certified public accountant (inactive) in the State of California.

Non-Employee Directors

Jon M. Montgomery has served as a member of the Board since November 2020, and has served as the Chairperson of the Board since January 2025. He is the chair of the Compensation Committee and the Nominating and Corporate Governance Committee, and is a member of the Audit Committee. Mr. Montgomery has served on the Board of Nature’s Miracle Holding Corp. (OTC: NMHI) since March 2024. Mr. Montgomery is a managing director at Meredith Financial Group Inc., a financial management and advisory firm located in New York City. From 2010 to 2013, he was managing partner at project finance advisory firm AGlobal Partners LLC where he assisted in arranging long-term, limited-recourse financing for private investments in renewable energy, telecommunications, mining & metals, PPPs, and other infrastructure projects in emerging and other international markets. In addition, Mr. Montgomery has more than 25 years of marketing consulting and market research experience, for clients across a range of industries, particularly in the information technology, telecommunications, financial services, CPG, pharmaceutical, and retail sectors. He is experienced in applying model-based quantitative analysis — particularly choice-based modeling — to solving competitive problems. Previously, from 1996 to 2010, Mr. Montgomery co-founded Hudson Group Marketing Consulting Inc. in New York, a research-based marketing consultancy. He also held prior positions as executive vice president at Marketing Strategy & Planning Inc./Synovate, and vice president at Hase Schannen Research Associates Inc. Mr. Montgomery holds an M.B.A from Northeastern University and a Bachelor of Arts degree from the University of California, Berkeley. From 2000 – 2022 he was Adjunct Faculty in Marketing at the University of Georgia. We believe Mr. Montgomery is well-qualified to serve as a member of the Board due to his investment banking, structuring and strategic expertise, his contacts in emerging and other international markets and his extensive experience in marketing and market research.

Brian Johnson has served as a member of the Board since June 2025 and is the chair of the Audit Committee and is a member of the Nominating and Corporate Governance Committee and the Compensation Committee. Mr. Johnson is a retired Managing Director and senior equity analyst who led U.S. Autos and Auto Parts coverage at Barclays from 2008 to 2022, where his influential research on electric vehicles, autonomous technology, and mobility megatrends earned him repeated Institutional Investor recognition. Prior to that, he held senior equity research roles at Lehman Brothers (2006 – 2008) and Sanford C. Bernstein (2003 – 2006), covering the global automotive sector. Prior to Wall Street, Mr. Johnson was a Partner at McKinsey & Company (1984 – 1996), advising leading banks, insurers, and asset managers on strategy, M&A, and digital innovation. He continued this work as a Partner at Accenture (1996 – 2003), where he led financial services strategy and digital marketing initiatives. Mr. Johnson earned a B.S., with honors, in Industrial Engineering from Stanford and a J.D., magna cum laude, from Harvard Law School. He has served on civic and cultural boards in the Chicago area. Mr. Johnson is a retired member of the Illinois bar. We believe Mr. Johnson is well qualified to serve as a member of the Board due to his extensive experience in finance and his deep knowledge of the automotive and electric vehicle industries.

Family Relationships

There are no familial relationships among the Company’s directors and executive officers.

CORPORATE GOVERNANCE

Board Composition

The Company’s business and affairs are organized under the direction of the Board. The size of the Board is currently set at six members and there are currently four members serving on the Board. The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling, and direction to the Company’s management. The Board will meet on a regular basis and additionally as required.

In accordance with the Company’s amended and restated certificate of incorporation, the Board is divided into three classes, Class A, Class B and Class C, with members of each class serving staggered three-year terms. Our current directors and classifications are as follows:

Class A — Expiring 2028	Class B — Expiring 2026	Class C — Expiring 2027
Jon Montgomery	Brian Johnson	Gregory Poilasne
Ted Smith

At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. This classification of the Board may have the effect of delaying or preventing changes in control or management of the Company.

Mr. Montgomery currently serves as our Chairperson of the Board. This structure ensures a greater role for the non-management directors in the oversight of the Company and active participation of these directors in setting agendas and establishing priorities and procedures for the work of the Board. In addition, this structure allows the Chief Executive Officer to focus his attention on implementing the Company’s strategic plans, while a separate Chairperson can devote full attention to Board leadership functions. The Board will continue to periodically review the Company’s leadership structure and may make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders. While the Board does not have a lead independent director, the independent directors meet in executive session regularly without the presence of management.

Independence of Directors

Our common stock is quoted on the OTCQB tier of the OTC Markets, which does not have director independence requirements. Accordingly, as permitted by Item 407(a)(1)(ii) of Regulation S-K, we have used the definition of “independent director” under the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”) in determining whether a director is independent. The Nasdaq rules generally define an “independent director” as a person, other than an executive officer or employee of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Messrs. Poilasne and Smith are not considered to be independent due to their respective roles as executive officers of the Company or its subsidiaries. The Board has determined that each of Messrs. Montgomery and Johnson qualifies as an independent director, and that fifty percent of the Board currently consists of independent directors, as such term is defined under the Nasdaq rules. In making this determination, our Board considered the current and prior relationships, as applicable, that each such director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including their beneficial ownership of our capital stock. In addition, we have elected to apply the rules of the SEC and the Nasdaq rules relating to the membership, qualifications, and operations of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, as discussed below.

Limitation on Liability and Indemnification of Directors and Officers

The Delaware General Corporation Law authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to the Company, including matters arising under the Securities Act of 1933, as amended (the “Securities Act”). Our amended and restated certificate of incorporation and bylaws also provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law. Our bylaws further provide that we will indemnify any other person whom we have the power to indemnify under Delaware law. In addition, we have entered into customary indemnification agreements with each of our officers and directors.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that may result in a claim for such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling the Company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Board Role in Risk Oversight

The Board’s primary function is one of oversight. The Board as a whole works with the Company’s management team to promote and cultivate a corporate environment that incorporates enterprise-wide risk management into strategy and operations. Management periodically reports to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. Each committee of the Board is responsible for the evaluation of elements of risk management based on the committee’s expertise and applicable regulatory requirements. In evaluating risk, the Board and its committees consider whether the Company’s programs adequately identify material risks in a timely manner and implement appropriately responsive risk management strategies throughout the organization. The Audit Committee focuses on assessing and mitigating financial and cybersecurity risks, including risk related to internal controls, and receives at least quarterly reports from management on identified risk areas. In setting compensation, the Compensation Committee strives to create incentives that encourage behavior consistent with the Company’s business strategy, without encouraging undue risk-taking. The nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”) considers areas of potential risk within corporate governance and compliance, such as management succession. Each of the committees reports to the Board as a whole as to their findings with respect to the risks they are charged with assessing.

Board Meetings and Committees

During the fiscal year ended December 31, 2025, the Board met twenty-one times. All of the Company’s directors attended 75% or more of the aggregate number of meetings of the Board and committees on which they served during the period for which they served. The directors are strongly encouraged to attend meetings of stockholders. All directors then serving attended our 2025 annual meeting of stockholders.

The Board has established a standing audit committee, compensation committee, and nominating and corporate governance committee. The composition and function of each committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations of the SEC. The Board adopted a written charter for each of these committees. Copies of the charters for each committee are publicly available on the Company’s website at www.nuvve.com/investors/corporate-governance.

Audit Committee

The Audit Committee currently consists of Mr. Johnson (chair) and Mr. Montgomery. The Board has determined that each member of the Audit Committee is an independent director as defined by the Nasdaq rules applicable to members of an audit committee, including that each member meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as required by the Nasdaq rules, each member of the Audit Committee is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and statement of cash flows.

The Audit Committee meets on at least a quarterly basis. Both the Company’s independent registered public accounting firm and management periodically meet privately with the Audit Committee. During the fiscal year ended December 31, 2025, the Audit Committee met four times.

The Audit Committee assists the Board in monitoring the integrity of the Company’s financial statements, its compliance with legal and regulatory requirements, and the independence and performance of its internal and external auditors. The Audit Committee’s duties, which are specified in the Company’s Audit Committee charter, include, but are not limited to:

•        meeting with the independent auditor prior to the audit to review the scope, planning, and staffing of the audit;

•        reviewing and discussing with management and the independent auditor the annual audit report, the annual financial statements and related notes and management’s discussion and analysis of financial condition and results of operations proposed to be included in the Company’s annual report, and recommending to the Board whether the audited financial statements and related notes and management’s discussion and analysis of financial condition and results of operations should be included in the Company’s annual report;

•        producing the report of the Audit Committee, as required by the rules of the SEC;

•        reviewing and discussing with management and the independent auditor the Company’s quarterly financial statements prior to the filing of each quarterly report and management’s discussion and analysis of financial condition and results of operations proposed to be included in such quarterly report;

•        discussing with management and the independent auditor, as appropriate, the Company’s critical accounting policies and practices;

•        reviewing and discussing with management and the independent auditor the Company’s major financial and cybersecurity risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies;

•        discussing with the independent auditor the matters required to be discussed by PCAOB Auditing Standard No. 1301 and other applicable requirements of the PCAOB and the SEC;

•        reviewing with management and the Company’s independent auditors the adequacy and effectiveness of the Company’s financial reporting process, internal control over financial reporting and disclosure controls and procedures;

•        selecting and retaining an independent registered public accounting firm to act as the Company’s independent auditors, and evaluating the qualifications, performance and independence of the independent auditor;

•        reviewing and approving all related-party transactions;

•        discussing with management the Company’s compliance with applicable laws and regulations and with the Company’s code of ethics in effect at such time, if any, and, where applicable, recommending policies and procedures for future compliance;

•        recommending to the Board the appointment of, and continued evaluation of the performance of, independent auditors;

•        approving the fees to be paid to the independent auditor for audit services and approving the retention of independent auditors for non-audit services and all fees for such services;

•        reviewing periodic reports from the independent auditor regarding the auditor’s independence, including discussion of such reports with the auditor; and

•        discussing with the Company’s counsel legal and regulatory matters that may have a material impact on the financial statements or the Company’s compliance policies.

Financial Experts on Audit Committee

The Board determined that Mr. Johnson qualifies as an audit committee financial expert within the meaning of the rules and regulations of the SEC. In making this determination, the Board considered Mr. Johnson’s formal education and previous experience in financial roles. In addition, as required by the rules of Nasdaq, the Audit Committee has at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board determined Mr. Johnson qualifies as financially sophisticated under the rules of Nasdaq.

Report of the Audit Committee

The Audit Committee reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2025 with management, as well as with the Company’s independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, including PCAOB Auditing Standard No. 1301, as well as various accounting issues relating to presentation of certain items in the Company’s financial statements and compliance with Section 10A of the Exchange Act. The Audit Committee received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:
Brian Johnson (Chair)
Jon M. Montgomery

Compensation Committee

The Compensation Committee currently consists of Mr. Montgomery (Chair) and Mr. Johnson. The Board has determined that each member of the Compensation Committee is an independent director as defined by the Nasdaq rules applicable to members of a compensation committee. The Board also determined that each member of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act.

The Compensation Committee meets from time to time to consider matters for which approval by the committee is desirable or is required by law. During the fiscal year ended December 31, 2025, the Compensation Committee met three times.

The Compensation Committee’s duties, which are specified in the Company’s Compensation Committee charter, include, but are not limited to:

•        establishing, reviewing and approving the overall executive compensation philosophy and policies of the Company, including the establishment, if deemed appropriate, of performance-based incentives that support and reinforce the Company’s long-term strategic goals, organizational objectives, and stockholder interests;

•        reviewing and approving the Company’s goals and objectives relevant to the compensation of the Company’s named executive officers, annually evaluating such officers’ performance in light of those goals and objectives and, based on this evaluation, determining such officers’ compensation level;

•        determining the compensation of all other executive officers;

•        receiving and evaluating performance target goals for the senior officers and employees (other than executive officers);

•        producing the report of the Compensation Committee, if required by the rules of the SEC;

•        administering or delegating the power to administer the Company’s incentive and equity-based compensation plans, including the grant of stock options, restricted stock and other equity awards under such plans, with any such delegation made to a subcommittee of the Compensation Committee consisting of one or more members;

•        reviewing and making recommendations to the Board with respect to the adoption of, and amendments to, incentive compensation and equity-based plans;

•        reviewing and approving any annual or long-term cash bonus or incentive plans in which the executive officers of the Company may participate;

•        if required under Regulation S-K, reviewing the Company’s compensation discussion and analysis, discussing it with the Company’s management, and determining whether to recommend it for inclusion in the Company’s annual report or proxy statement;

•        reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviewing and discussing at least annually the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk; and

•        reviewing all director compensation and benefits for service on the Board and committees thereof at least once a year and recommending any changes to the Board, as necessary.

The Compensation Committee makes all decisions regarding executive officer compensation. The Compensation Committee periodically reviews the elements of compensation for the Chief Executive Officer, the Chief Financial Officer and the other executive officers and, subject to any existing employment agreements, sets each element of compensation for the executive officers, including annual base salary, annual incentive bonus and equity compensation. The Compensation Committee also periodically reviews the terms of employment agreements with the Chief Executive Officer, Chief Financial Officer and other executive officers, including in connection with any new hire or the expiration of any existing employment agreements. The Compensation Committee will consider the recommendations of the Chief Executive Officer when determining compensation for the other executive officers. Executive officers do not determine any element or component of their own pay package or total compensation amount. The Chief Executive Officer has no role in determining and is not present for any discussions regarding his own compensation.

The Compensation Committee also reviews and approves the Company’s compensation plans, policies and programs and administers the Company’s equity incentive plan. In addition, the Chief Executive Officer, the Chief Financial Officer and other members of management make recommendations to the Compensation Committee with regard to overall pay strategy including program designs, annual incentive design, and long-term incentive plan design for all employees. Management from time to time provides the Compensation Committee with market information and relevant data analysis as requested.

The Compensation Committee retains sole authority to engage compensation consultants, including determining the nature and scope of services and approving the amount of compensation for those services, and legal counsel or other advisors. The Compensation Committee assesses the independence of any consultants pursuant to the rules and regulations of the SEC and the Nasdaq rules. The Company will provide for appropriate funding, as determined by the Compensation Committee, for payment of any such investigations or studies and the compensation to any consulting firm, legal counsel or other advisors retained by the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Mr. Montgomery (chair) and Mr. Johnson. The Board has determined that each member of the Nominating and Corporate Governance Committee is an independent director as defined by the Nasdaq rules applicable to members of a nominating committee.

The Nominating and Corporate Governance Committee meets from time to time to consider matters for which approval by the committee is desirable or is required by law. During the year ended December 31, 2025, the Nominating and Corporate Governance Committee met two times.

The Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on the Board. The Nominating and Corporate Governance Committee also is responsible for developing a set of corporate governance policies and principles and recommending to the Board any changes to such policies and principles.

Guidelines for Selecting Director Nominees

The Nominating and Corporate Governance Committee will consider persons identified by its stockholders, management, investment bankers and others. The guidelines for selecting nominees, which are specified in the Nominating and Corporate Governance Committee charter, generally provide that persons to be nominated:

•        should be accomplished in their field and have a reputation, both personal and professional, that is consistent with the image and reputation of the Company;

•        should possess relevant experience and expertise and knowledge of the Company and issues affecting the Company; and

•        should be of high moral and ethical character and committed to enhancing stockholder value.

The Nominating and Corporate Governance Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The Nominating and Corporate Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of Board members. The Nominating and Corporate Governance Committee does not distinguish among nominees recommended by stockholders and other persons.

The Board’s objective is that its membership be comprised of a diverse group of experienced and dedicated individuals. Though the Nominating and Corporate Governance Committee does not have a formal policy or specific guidelines on diversity, diversity of background and experience is one of many criteria considered by the Nominating and Corporate Governance Committee when evaluating candidates.

The Nominating and Corporate Governance Committee will consider properly submitted recommendations for candidates to the Board in accordance with the procedures set forth in the Nominating and Corporate Governance Committee charter and the Company’s bylaws. Stockholders who wish to recommend a candidate should send a written recommendation to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Nuvve Holding Corp., 2488 Historic Decatur Road, Suite 230, San Diego, California 92106. To be considered in connection with the Company’s annual meeting, the recommendation must be received no later than thirty (30) days after the end of the Company’s fiscal year and must include the candidate’s name, age, business and residence addresses (including residence addresses for the past 20 years), principal occupation and employment history for the past 10 years, educational background, permission for the Company to conduct a background investigation, the number of shares of common stock beneficially owned by the candidate, the information that would be required to be disclosed about the candidate in a proxy statement under SEC rules (including Items 401, 404 and 405 of Regulation S-K), and a signed consent of the candidate to serve as a director if elected. There have been no material changes to the procedures by which security holders may recommend nominees to the Board.

Code of Ethics

We have adopted a code of ethics for directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees, known as the Code of Ethics. The Code of Ethics is available on our website at http://www.nuvve.com under the Governance section of our Investor Relations page. We intend to disclose (i) the nature of any amendment to the Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of the Code of Ethics, the name of such person who is granted the waiver and the date of the waiver, in a Current Report on Form 8-K or, to the extent permitted by SEC rules, on our website.

Insider Trading Policy

We have adopted an insider trading policy that governs the purchase, sale and/or disposition of our securities by our directors, officers, employees and consultants, and their respective family and household members and controlled entities. We believe the insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Hedging Policy

Our insider trading policy prohibits our directors, officers and employees from engaging in hedging or monetization transactions with respect to our securities, including through prepaid variable forward contracts, equity swaps, collars and exchange funds. The policy also prohibits directors, officers and employees from engaging in short sales of our securities, from engaging in transactions in publicly traded options or other derivative securities on our securities (other than our publicly traded rights or warrants), and from holding our securities in a margin account or, unless an exception is granted under the policy, pledging our securities as collateral for a loan.

Stockholder Communications

Stockholders and interested parties may communicate with the Board, any committee or committee chairperson or the independent directors as a group by writing to the Board, committee, committee chairperson or independent directors in care of the Corporate Secretary, Nuvve Holding Corp., 2488 Historic Decatur Rd., Suite 230, San Diego, California 92106. Each communication will be forwarded, depending on the subject matter, to the Board, the appropriate committee or committee chairperson or all independent directors.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Based solely on our review of the copies of such reports filed with the SEC and written representations from our directors and executive officers that no other reports were required, we believe that all Section 16(a) filing requirements were timely satisfied during the fiscal year ended December 31, 2025, except that each of Laura Huang, James Altucher and Brian Johnson, each a former or current director, filed one late Form 3 (Initial Statement of Beneficial Ownership of Securities) in connection with such reporting person’s initial appointment as a director.

DIRECTOR COMPENSATION

The Board has established, based upon the recommendation of the Compensation Committee, a compensation program for the non-employee members of the Board. The compensation program is designed to align the directors’ compensation with the Company’s business objectives and the creation of stockholder value. The Compensation Committee and the Board expect to review non-employee director compensation periodically to ensure that such compensation remains competitive and enables the Company to recruit and retain qualified directors.

Under the non-employee directors’ compensation program, each non-employee director will receive an annual cash retainer and will receive cash fees for serving as chair or as a member of the Audit, Compensation or Nominating and Corporate Governance Committees, as follows:

Amount
Annual Director Compensation Cash Retainer	$40,000
Additional Annual Compensation for Chairperson of the Board	$70,000
Additional Annual Compensation for Committee Chairs
Audit Committee	$20,000
Compensation Committee	$15,000
Nominating and Corporate Governance Committee	$10,000
Additional Annual Compensation for Committee Members (Other than Chairs)
Audit Committee	$10,000
Compensation Committee	$7,500
Nominating and Corporate Governance Committee	$5,000

The following table sets forth compensation earned during the year ended December 31, 2025 by each director who is not a named executive officer and served during the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Jon M. Montgomery	$142,500	$47,000	$189,500
H. David Sherman(5)	$76,250	$47,000	$123,250
Angela Strand(3)	$52,500	$—	$52,500
Laura Huang(5)	$13,125	$47,000	$60,125
Brian Johnson	$12,500	$47,000	$59,500
James Altucher(4)	$—	$47,000	$47,000

____________

(1)      Represents annual director fees earned or paid in cash. The director fees paid to each person listed are consistent with the director fees described herein above, including annual retainer and as a member and/or chair of a committee of the Board.

(2)      The amounts reported under “Stock Awards” are the estimated grant date fair value of restricted stock units granted during the respective year, with such amount as determined under ASC 718, with respect to accounting for stock-based compensation expense. Such estimated fair value amounts do not necessarily correspond to the potential actual value realized of such awards. The assumptions made in computing the estimated fair value of such awards are disclosed in Note 12 to the Company’s consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2025.

(3)      Ms. Angela Strand resigned as a member of the Board effective April 1, 2025.

(4)      Mr. James Altucher resigned as a member of the Board effective January 7, 2026.

(5)      Mr. H. David Sherman and Ms. Laura Huang resigned as members of the Board effective October 7, 2026.

The following table presents information as of December 31, 2025 regarding the outstanding stock options held by each director who is not a named executive officer and who served during the year ended December 31, 2025.

	Stock Option Grants				Stock Awards
Name	Number of Securities Underlying Stock Options Exercisable	Number of Securities Underlying Stock Options Unexercisable	Stock Option Exercise Price	Stock Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)
Jon M. Montgomery	—	—	$—	—	—	$—
H. David Sherman(4)	—	—	$—	—	—	$—
Angela Strand(2)	—	—	$—	—	—	$—
Laura Huang(4)	—	—	$—	—	—	$—
Brian Johnson	—	—	$—	—	—	$—
James Altucher(3)	—	—	$—	—	—	$—

____________

(1)      The market value is calculated as the number of not vested restricted stock units multiplied by the closing price of our common stock on December 31, 2025. The market value amounts may not necessarily correspond to the potential actual value realized of such awards.

(2)      Ms. Angela Strand resigned as a member of the Board effective April 1, 2025.

(3)      Mr. James Altucher resigned as a member of the Board effective January 7, 2026.

(4)      Mr. H. David Sherman and Ms. Laura Huang resigned as members of the Board effective October 7, 2026.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the years ended December 31, 2025 and 2024. As a smaller reporting company, our named executive officers are our principal executive officer (“PEO”) and our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2025.

Name	Year	Salary	Stock Awards(1)(2)(3)	Option Awards(2)	Bonus(4)	All Other Compensation		Total
Gregory Poilasne	2025	$506,250	$257,985	$203,099	$—	$15,000	(5)	$982,334
Chief Executive Officer	2024	$406,875	$—	$—	$113,400	$16,500	(5)	$536,775

Ted Smith	2025	$302,042	$—	$20,310	$—	$12,381	(6)	$334,733
Chief Executive Officer, Nuvve New Mexico	2024	$345,844	$—	$—	$80,325	$12,525	(6)	$438,694

David G. Robson	2025	$378,750	$182,739	$101,549	$—	$13,500	(7)	$676,538
Chief Financial Officer	2024	$325,500	$—	$—	$75,600	$—		$401,100

____________

(1)      Some stock awards were in lieu of cash compensation or bonuses.

(2)      Represents the estimated grant date fair value of the restricted stock units and stock options as determined under the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718. Such estimated fair value amounts do not necessarily correspond to the potential actual value realized from such awards. The assumptions made in computing the estimated fair value of such awards are discussed in Note 12 of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

(3)      Restricted stock units were awarded in lieu of cash payment for bonus.

(4)      Represents (i) for Mr. Poilasne a 2024 Annual Bonus in the amount of $257,985 paid in 2025, in the form of restricted stock units reported in the Stock Awards column and 2023 Annual Bonus in the amount of $113,400 paid in 2024; (ii) for Mr. Smith a 2024 Annual Bonus in the amount of zero paid in 2025 and 2023 Annual Bonus in the amount of $80,325 paid in 2024; and (iii) for Mr. Robson, a 2024 Annual Bonus in the amount of $182,739 paid in 2025, in the form of restricted stock units reported in the Stock Awards column and a 2023 Annual Bonus in the amount of $75,600 paid in 2024.

(5)      Represents $15,000 and $16,500 of auto reimbursement in 2025 and 2024, respectively.

(6)      Represents $12,381 and $12,525 of auto reimbursement in 2025 and 2024, respectively.

(7)      Represents $13,500 of auto reimbursement in 2025.

Narrative Disclosure to Summary Compensation Table

For 2025 and 2024, the compensation program for the Company’s named executive officers consisted of base salary and incentive compensation delivered in the form of cash bonuses and equity awards. Base salary was set at a level that was commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. Cash bonuses and equity awards were also set at a level that was commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance, subject to any employment or similar agreement with the executive.

The Company provides benefits to its named executive officers on the same basis as it provides them to all of its employees, including health, dental and vision insurance; life and disability insurance; and a tax-qualified Section 401(k) plan for which no match by the Company is provided. In 2025 and 2024, other than the automobile and mobile phone reimbursements described herein, the Company did not maintain any executive-specific benefit or perquisite programs.

The Company has one active equity plan, the Nuvve Holding Corp. Amended and Restated 2020 Equity Incentive Plan (as amended, the “2020 Plan”). In 2021, the Company adopted the 2020 Plan, which provides for the grant of restricted stock awards, incentive and non-statutory stock options, and other share-based awards to employees, consultants, and directors. In August 2025, the 2020 Plan was amended, as approved by stockholders, to increase the shares of Common Stock reserved for issuance under the plan by 20,756 shares, as adjusted for subsequent reverse stock splits in December 2025 and July 2026.

The 2020 Plan includes an automatic evergreen provision, which provides for an increase of five percent (5%) of the number of shares of our Common Stock issued and outstanding on the immediately preceding December 31 on each January 1 beginning on January 1, 2024 and through and including January 1, 2030.

Additionally, the 2020 Plan includes a provision, which provides for adjustments or changes in capitalization. That is, in the event of stock dividend, stock split, reverse stock split, combination, exchange of shares or other extraordinary or unusual event which results in a change in the shares of our Common Stock as a whole, the Compensation Committee will determine, in its sole discretion, whether such change equitably requires an adjustment in the aggregate number of shares of our Common Stock available under the 2020 Plan or in the terms of or the number of shares of our Common Stock subject to outstanding awards.

Employment Agreements

Gregory Poilasne

On January 25, 2024, the Company entered into an amended and restated employment agreement with Mr. Poilasne (the “2024 Poilasne Agreement”). The 2024 Poilasne Agreement was approved by the Compensation Committee and superseded any prior employment agreements or amendments with the Company.

The term of the 2024 Poilasne Agreement commenced on January 25, 2024 and ended on March 18, 2025. Pursuant to the 2024 Poilasne Agreement, Mr. Poilasne (i) received an initial annual base salary of $525,000 per year until March 19, 2024, upon which his base salary was reduced to a rate of $420,000, which could be increased by the Compensation Committee from time to time, (ii) was eligible to receive an annual bonus based on key performance indicators established by the Compensation Committee with a target equal to 100% of his base salary, (iii) was eligible to receive a one-time bonus based on achievement of certain Company performance goals during fiscal year 2024, as established by the Compensation Committee, and (iv) was eligible to receive a bonus of up to $100,000 per year at the discretion of the Compensation Committee. The Company was also obligated to reimburse Mr. Poilasne for the costs of his automobile lease (up to a maximum of $20,000 for the down payment and $1,500 per month) and his mobile phone. Mr. Poilasne was also eligible to receive equity award grants as could be awarded in the discretion of the Compensation Committee.

The 2024 Poilasne Agreement further provided that upon the termination of Mr. Poilasne by the Company without “cause” or by Mr. Poilasne for “good reason” (each as defined in the 2024 Poilasne Agreement), he would be entitled to continue to receive his then current base salary for the ensuing 12 months at the rate then in effect in accordance with the Company’s standard payroll procedures and would continue to receive health insurance benefits during such period.

On March 31, 2025, the Company entered into an amended and restated employment agreement with Mr. Poilasne, deemed effective as of March 18, 2025 (the “Restated Poilasne Agreement”). The Restated Poilasne Agreement was approved by the Compensation Committee and supersedes any prior employment agreements or amendments with the Company.

The term of the Restated Poilasne Agreement commences on the effective date March 18, 2025 and ends on March 18, 2028. Pursuant to the Restated Poilasne Agreement, Mr. Poilasne will receive an initial annual base salary of $420,000, which shall be increased to $650,000 upon the earliest of: (A) the date on which the Company receives an aggregate of $10.0 million in capital proceeds raised from financing transactions; (B) the date on which the Company achieves $15.0 million in revenue over a 12-month consecutive period; or (C) the twelve month anniversary of the effective date of the Restated Poilasne Agreement, provided, that effective as of the occurrence of a “change in control” (as defined in the Restated Poilasne Agreement), the base salary shall be $420,000. Mr. Poilasne is also eligible to receive (i) an annual bonus based on key performance indicators established by the Compensation Committee with a target equal to 100% of his then in effect base salary, (ii) a one-time cash bonus of $125,000 upon the Company’s receipt of $15.0 million in capital proceeds raised as part of financing transactions, and (iii) a bonus of up to $100,000 per year at the discretion of the Compensation Committee.

The Restated Poilasne Agreement further provides that upon the termination of Mr. Poilasne by the Company without “cause” or by Mr. Poilasne for “good reason” (each as defined in the Restated Poilasne Agreement), he will be entitled to continue to receive his then current base salary for the ensuing 12 months at the rate then in effect in accordance with the Company’s standard payroll procedures and will continue to receive health insurance benefits during such period. In the event Mr. Poilasne is terminated by the Company without “cause” or by Mr. Poilasne after a “change in control” within one year after such “change in control,” the aforementioned termination payments would be increased such that Mr. Poilasne will be entitled to a lump sum payment equal to 36 months of his base salary.

Ted Smith

On January 25, 2024, the Company entered into an amended and restated employment agreement with Mr. Smith (the “2024 Smith Agreement”). The 2024 Smith Agreement was approved by the Compensation Committee and superseded any prior employment agreements or amendments with the Company.

The term of the 2024 Smith Agreement commenced on January 25, 2024. Pursuant to the 2024 Smith Agreement, Mr. Smith (i) received an initial annual base salary of $446,250 per year until March 19, 2024, upon which his base salary was reduced to a rate of $357,000, which may be increased by the Compensation Committee from time to time, (ii) was eligible to receive an annual bonus based on key performance indicators established by the Compensation Committee with a target equal to 100% of his base salary, (iii) was eligible to receive a one-time bonus based on achievement of certain Company performance goals during fiscal year 2024, as established by the Compensation Committee, and (iv) was eligible to receive a bonus of up to $75,000 per year at the discretion of the Compensation Committee. The Company was also obligated to reimburse Mr. Smith for the costs of his automobile lease (up to a maximum of $20,000 for the down payment and $1,200 per month) and his mobile phone. Mr. Smith was also eligible to receive equity award grants as may be awarded in the discretion of the Compensation Committee.

The 2024 Smith Agreement further provided that upon the termination of Mr. Smith by the Company without “cause” or by Mr. Smith for “good reason” (each as defined in the 2024 Smith Agreement), he would be entitled to continue to receive his then current base salary for the ensuing 12 months at the rate then in effect in accordance with the Company’s standard payroll procedures and would continue to receive health insurance benefits during such period.

On June 27, 2025, Mr. Smith and Nuvve New Mexico, LLC, a New Mexico limited liability company and subsidiary of the Company (“Nuvve New Mexico”), entered into an employment agreement, deemed effective as of March 18, 2025 (the “NNM Smith Agreement”), pursuant to which Mr. Smith will serve as Nuvve New Mexico’s chief executive officer. The term of the NNM Smith Agreement commenced on the effective date of March 18, 2025, and remains in effect through March 18, 2028, and then under automatic successive one-year extensions unless written notice of non-renewal is given in accordance with the NNM Smith Agreement. The NNM Smith Agreement was approved by the Compensation Committee and supersedes any prior employment agreements or amendments with the Company or any of its subsidiaries.

Pursuant to the NNM Smith Agreement, Mr. Smith will receive an initial annual base salary of $250,000, which shall be increased, on a pro rata basis, upon the achievement of certain revenue milestones as follows: (A) to $300,000 per annum upon Nuvve New Mexico’s achievement of $1,000,000 in recognized revenues; (B) to $350,000 per annum upon Nuvve New Mexico’s achievement of $2,000,000 in recognized revenues; (C) to $400,000 per annum upon Nuvve New Mexico’s achievement of $3,000,000 in recognized revenues; (D) to $450,000 per annum upon Nuvve New Mexico’s achievement of $4,000,000 in recognized revenues; and (E) to $500,000 per annum upon Nuvve New Mexico’s achievement of $5,000,000 in recognized revenues.

Under the NNM Smith Agreement, Mr. Smith is also entitled to receive (i) an annual bonus based on the achievement of Nuvve New Mexico and individual performance criteria as determined by the compensation committee (the “NNM Compensation Committee”) of the board of directors of Nuvve New Mexico (the “NNM Board”) with a target annual bonus amount equal to 100% of his annual base salary then in effect, (ii) an annual discretionary bonus in an amount of up to $75,000, as determined by the NNM Compensation Committee, in its sole discretion, (iii) cash bonuses upon Nuvve New Mexico’s achievement of certain capital raising milestones, as follows: (A) a one-time cash bonus of $50,000 if Nuvve New Mexico raises an aggregate of $1,000,000 in equity and/or debt transactions; (B) a one-time cash bonus of $50,000 if Nuvve New Mexico raises an aggregate of $2,000,000 in equity and/or debt transactions; (C) a one-time cash bonus of $50,000 if Nuvve New Mexico raises an aggregate of $2,500,000 in equity and/or debt transactions; and (D) a one-time cash bonus of $50,000 for each $500,000 raised in equity and/or debt transactions above the initial aggregate $2,500,000 raised in equity and/or debt transaction, in each case during the term of the NNM Smith Agreement, and each payable within 30 days of such achievement. Nuvve New Mexico is also obligated to reimburse Mr. Smith for the costs of his automobile lease (up to a maximum of $20,000 for the down payment and $1,500 per month) and his mobile phone.

Further, pursuant to the NNM Smith Agreement, Mr. Smith received the following equity grants from Nuvve New Mexico: (i) a one-time grant of Class A Units of Nuvve New Mexico (the “Class A Units”) in an amount equal to 2.5% of the total issued and outstanding Class A Units; and (ii) a one-time grant of Class B Units of Nuvve New Mexico (the “Class B Units”) in an amount equal to 2.5% of the total issued and outstanding Class B Units.

Under the NNM Smith Agreement, if Mr. Smith is terminated by Nuvve New Mexico without “cause” (as defined in the NNM Smith Agreement), he will continue to receive his base salary for the ensuing 12 months at the rate then in effect in accordance with Nuvve New Mexico’s standard payroll procedures and will continue to receive health insurance benefits during such period. In the event Mr. Smith is terminated by Nuvve New Mexico without “cause” or by Mr. Smith after a “change in control” (as defined in the NNM Smith Agreement) within one year after such “change in control,” the aforementioned termination payments would be increased such that Mr. Smith will be entitled to a lump sum payment equal to 36 months of his base salary at the rate then in effect at the time of such termination.

David G. Robson

On January 25, 2024, the Company entered into an amended and restated employment agreement with Mr. Robson (the “2024 Robson Employment Agreement”). The 2024 Robson Employment Agreement was approved by the Compensation Committee and superseded any prior employment agreements or amendments with the Company.

The term of the 2024 Robson Employment Agreement commenced on January 25, 2024 and ended on March 18, 2025. Pursuant to the 2024 Robson Employment Agreement, Mr. Robson (i) received an initial annual base salary of $420,000 per year until March 19, 2024, upon which his base salary was reduced to a rate of $336,000, and (ii) was eligible to receive an annual bonus based on key performance indicators established by the Compensation Committee with a target equal to 100% of his base salary. The Company also reimbursed Mr. Robson for the costs of his mobile phone. Mr. Robson was also eligible to receive equity award grants as could be awarded in the discretion of the Compensation Committee.

The 2024 Robson Employment Agreement further provided that upon the termination of Mr. Robson by the Company without “cause” or by Mr. Robson for “good reason” (each as defined in the 2024 Robson Employment Agreement), he would be entitled to continue to receive his then current base salary for the ensuing 12 months at the rate then in effect in accordance with the Company’s standard payroll procedures and would continue to receive health insurance benefits during such period.

On March 31, 2025, the Company entered into an amended and restated employment agreement with Mr. Robson, deemed effective as of March 18, 2025 (the “2025 Robson Employment Agreement”). The 2025 Robson Employment Agreement was approved by the Compensation Committee and superseded any prior employment agreements or amendments with the Company.

The term of the 2025 Robson Employment Agreement commenced on the effective date of March 18, 2025, and ended on March 18, 2026. Pursuant to the 2025 Robson Employment Agreement, Mr. Robson received an initial annual base salary of $336,000, which was subsequently increased to $450,000. Mr. Robson was also eligible to receive (i) an annual bonus based on key performance indicators established by the Compensation Committee with a target equal to 100% of his then in effect base salary, and (ii) a bonus of up to $100,000 per year at the discretion of the Compensation Committee. The Company was also obligated to reimburse Mr. Robson for the costs of his automobile lease (up to a maximum of $20,000 for the down payment and $1,500 per month) and his mobile phone. Mr. Robson was also eligible to receive equity award grants as may be awarded in the discretion of the Compensation Committee.

The 2025 Robson Employment Agreement further provided that upon the termination of Mr. Robson by the Company without “cause” or by Mr. Robson for “good reason” (each as defined in the 2025 Robson Employment Agreement), he would be entitled to continue to receive his then current base salary for the ensuing 12 months at the rate then in effect in accordance with the Company’s standard payroll procedures and would continue to receive health insurance benefits during such period. In the event Mr. Robson was terminated by the Company without “cause” or by Mr. Robson after a “change in control” (as defined in the 2025 Robson Employment Agreement) within one year after such “change in control,” the aforementioned termination payments would be increased such that Mr. Robson would be entitled to a lump sum payment equal to 36 months of his base salary.

On March 22, 2026, the Company entered into an amended and restated employment agreement with Mr. Robson (the “2026 Robson Employment Agreement”). The 2026 Robson Employment Agreement was approved by the Compensation Committee and supersedes Mr. Robson’s prior employment agreements with the Company.

The term of the 2026 Robson Employment Agreement commenced on March 22, 2026 and ends on March 22, 2027. Pursuant to the 2026 Robson Employment Agreement, Mr. Robson will receive a base salary of $450,000 per year. In addition, Mr. Robson is eligible to receive certain revenue-based performance bonuses upon the Company achieving certain milestones, as determined to be satisfied by the Compensation Committee. The Company will also reimburse Mr. Robson up to $20,000 for a down payment and up to $1,500 per month for automobile lease payments. Mr. Robson is also eligible to receive equity award grants as may be awarded in the discretion of the Compensation Committee.

The 2026 Robson Employment Agreement further provides that upon the termination of Mr. Robson by the Company without “cause” or by Mr. Robson for “good reason” (each as defined in the 2026 Robson Employment Agreement), he will be entitled to continue to receive his then current base salary for the ensuing 12 months at the rate then in effect in accordance with the Company’s standard payroll procedures and will continue to receive health insurance benefits during such period.

401(k) Retirement Plan

For 2025 and 2024, the Company provided a tax-qualified Section 401(k) plan for all employees, including its named executive officers. The Company did not provide a match for participants’ elective contributions to the 401(k) plan, nor did the Company provide to employees, including its named executive officers, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.

Outstanding Equity Awards at Year End

The following table presents information regarding the outstanding stock options and restricted stock units held by the Company’s named executive officers at December 31, 2025.

	Stock Option Grants				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Gregory Poilasne	1	—	$366,096.38	6/30/2027	—	$—
Gregory Poilasne	3	—	$3,945,600.00	03/23/2031	—	$—
Gregory Poilasne	1	—	$46,080.00	07/07/2033	—	$—
Gregory Poilasne	1	—	$46,080.00	12/31/2033	—	$—
Gregory Poilasne	2,778	—	$140.40	11/19/2035	—	$—
Ted Smith	2	—	$366,096.38	6/30/2027	—	$—
Ted Smith	2	—	$2,006,751.46	12/31/2029	—	$—
Ted Smith	2	—	$3,945,600.00	03/23/2031	—	$—
Ted Smith	1	—	$46,080.00	12/31/2033	—	$—
Ted Smith	1	—	$46,080.00	07/07/2033	—	$—
Ted Smith	278	—	$140.40	11/19/2035	—	$—
David G. Robson	2	—	$3,945,600.00	03/23/2031	—	$—
David G. Robson	1	—	$46,080.00	07/07/2033	—	$—
David G. Robson	1,389	—	$140.40	11/19/2035	—	$—

____________

(1)      Options are fully vested.

Potential Payments upon Termination or Change in Control

As indicated above, each of Mr. Poilasne, Mr. Smith and Mr. Robson is entitled to a severance payment if his employment is terminated under specified circumstances, including upon certain terminations in connection with a change in control of the Company.

In addition, the vesting of stock options and restricted stock units granted to the Company’s named executive officers under the 2020 Plan will be accelerated upon the occurrence of certain non-negotiated change of control transactions. In the event of certain negotiated change of control transactions, the Compensation Committee or the Board may (i) accelerate the vesting of the stock options and restricted stock awards under the 2020 Plan, or (ii) require the executive to relinquish the stock options or restricted stock awards under the 2020 Plan to the Company upon the tender by the Company to the executive of cash in an amount equal to the repurchase value of such award. Furthermore, in the event of a corporate transaction (as defined in the 2020 Plan), the administrator of the 2020 Plan may arrange for acceleration of the vesting of the awards and/or for the acquiring corporation to assume or continue the awards under the 2020 Plan.

Clawback Policy

We have adopted a compensation recovery policy in accordance with Rule 10D-1 under the Exchange Act and the Nasdaq Listing Rules, which remains in effect following the delisting of our common stock from Nasdaq. During or after fiscal 2025, the Company was not required to prepare an accounting restatement that required recovery of erroneously awarded compensation, and there was no outstanding balance of erroneously awarded compensation to be recovered.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not have a formal written policy regarding the timing of awards of stock options in relation to the disclosure of material nonpublic information. Stock options are not granted on a predetermined schedule. Instead, the Board, upon the recommendation of the Compensation Committee, generally determines the timing of awards in connection with its annual review of executive compensation, the hiring or promotion of an employee, or other circumstances, and the grant date of an award is the date on which it is approved. The Board and the Compensation Committee do not take material nonpublic information into account when determining the timing or terms of stock option awards, and do not time equity grants to take advantage of material nonpublic information, whether positive or negative. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

On November 19, 2025, the Compensation Committee granted stock options under the 2020 Plan to all employees, including certain of our named executive officers, as part of the annual bonus review awards. These awards were granted within the period beginning four business days before and ending one business day after the filing of our Current Report on Form 8-K on November 21, 2025, which disclosed material nonpublic information. The awards were approved in connection with our annual bonus review, and were not timed in relation to the disclosure in that Current Report on Form 8-K. The following table sets forth information regarding those awards, as required by Item 402(x)(2) of Regulation S-K.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($)	Grant Date Fair Value of the Awards(1)

Percentage Change in the
Closing Market Price of
the Securities Underlying
the Award Between the
Trading Day Ending
Immediately Prior to the
Disclosure of Material
Nonpublic Information
and the Trading Day
Beginning Immediately
Following the Disclosure
of Material Nonpublic
Information

Gregory Poilasne	11/19/2025	2,778	$140.40	$203,099	(6.25)%
Chief Executive Officer
Ted Smith	11/19/2025	278	$140.40	$20,310	(6.25)%
Chief Executive Officer, Nuvve New Mexico
David G. Robson	11/19/2025	1,389	$140.40	$101,549	(6.25)%
Chief Financial Officer

____________

(1)      Represents the estimated grant date fair value of the restricted stock units and stock options as determined under the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718. Such estimated fair value amounts do not necessarily correspond to the potential actual value realized from such awards. The assumptions made in computing the estimated fair value of such awards are discussed in Note 12 of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

Pay Versus Performance

The following table sets forth certain information with respect to the Company’s financial performance and the compensation paid to our PEO and other Named Executive Officers for the fiscal years ended on December 31, 2025, 2024 and 2023, in accordance with the SEC disclosure requirements for a smaller reporting company as set forth in Item 402(v)(8) of Regulation S-K.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(5)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Summary Compensation Actually Paid to Non-PEO NEOs(2)(5)	Value of Initial Fixed $100 Investment Based on:	Net Income (Loss)(4)
					Total Shareholder Return(3)
2025	$982,334	$982,334	$505,635	$505,635	$0.01	$(31,548,988)
2024	$536,775	$536,775	$419,897	$419,897	$0.05	$(17,426,412)
2023	$993,967	$993,967	$858,700	$858,700	$0.62	$(31,296,787)

____________

(1)      The name of the PEO reflected in these columns for each of the applicable fiscal year is Mr. Gregory Poilasne.

(2)      The names of each of the non-PEO Named Executive Officers reflected in these columns for each applicable fiscal year are: (i) Mr. Ted Smith; and (ii) Mr. David G. Robson.

(3)      The Company total shareholder return (“TSR”) reflected in this column for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K.

(4)      Represents the amount of net income (loss) reflected in the Company’s audited GAAP financial statements for each applicable fiscal year.

(5)      For each fiscal year included in this table, the ‘compensation actually paid’ to the PEO and the Non-PEO NEOs reflects the total compensation amounts reported in the Summary Compensation Table for the applicable fiscal year, computed in accordance with Item 402(v) of Regulation S-K:

Compensation actually paid to the PEO for the respective fiscal years reported is calculated as follows:

	Fiscal Year 2025	Fiscal Year 2024	Fiscal Year 2023
Total compensation reported in Summary Compensation Table	$982,334	$536,775	$993,967
Less, Grant date fair value of stock and option awards reported in the Summary Compensation Table	(461,084)	—	(664,821)
Plus, Year-end fair value of awards granted in the covered fiscal year that are outstanding and unvested	—	—	—
Plus, Change in fair value of awards granted in prior years that are outstanding and unvested (from prior year-end to year-end)	—	—	—
Plus, Vesting date fair value of awards granted in the covered fiscal year that vested in that year	461,084	—	664,821
Plus, Change in fair value of awards granted in prior years that vested in the covered fiscal year (from prior year-end to vesting date)	—	—	—
Less, Prior year-end fair value of awards granted in prior years that were forfeited during the covered Fiscal Year	—	—	—
Total adjustments	$—	$—	$—
Compensation Actually Paid to PEO	$982,334	$536,775	$993,967

Compensation actually paid on average to our non-PEO NEOs for the respective fiscal years reported is calculated as follows:

	Fiscal Year 2025	Fiscal Year 2024	Fiscal Year 2023
Average Total Compensation Reported in Summary Compensation Table	$505,635	$419,897	$858,700
Less, Average grant date fair value of stock and option awards reported in the Summary Compensation Table	(152,299)	—	(152,299)
Plus, Average year-end fair value of awards granted in the covered fiscal year that are outstanding and unvested	—	—	—
Plus, Average change in fair value of awards granted in prior years that are outstanding and unvested (from prior year-end to year-end)	—	—	—
Plus, Average vesting date fair value of awards granted in the covered fiscal year that vested in that year	152,299	—	152,299
Plus, Average change in fair value of awards granted in prior years that vested in the covered fiscal year (from prior year-end to vesting date)	—	—	—
Less, Average prior year-end fair value of awards granted in prior years that were forfeited during the covered fiscal year	—	—	—
Total adjustments	$—	$—	$—
Average Compensation Actually Paid to Non-PEO, NEOs	$505,635	$419,897	$858,700

Pay versus Performance Comparative Disclosure

The relationship between Compensation Actually Paid, as calculated in accordance with SEC rules, and performance measures presented in the Pay Versus Performance table above are depicted in the following graphs.

Compensation Actually Paid vs. Net Loss

Compensation Actually Paid and Net Loss
Fiscal Year
2025
2024
2023
$2,000,000.00
$1,500,000.00
$1,000,000.00
$500,000.00
$-
Compensation Actually Paid
$-
$(10,000,000.00)
$(20,000,000.00)
$(30,000,000.00)
$(40,000,000.00)
Net Loss
Average Summary Compensation Actually Paid to Non-PEO NEOs
Compensation Actually Paid to PEO
Net Income (Loss)

Compensation Actually Paid vs. Company TSR

Compensation Actually Paid and Company TSR
Fiscal Year
2025
2024
2023
$2,000,000.00
$1,500,000.00
$1,000,000.00
$500,000.00
$-
Compensation Actually Paid
$0.80
$0.60
$0.40
$0.20
$-
TSR
Average Summary Compensation Actually Paid to Non-PEO NEOs
Compensation Actually Paid to PEO
Total Shareholder Return

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of September 30, 2026, by:

•        each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock;

•        each of the Company’s executive officers and directors; and

•        all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all the Company’s common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares(2)
Directors and Executive Officers
Gregory Poilasne(3)	4,633	*
Ted Smith(4)	298	*
David Robson(5)	2,696	*
Jon M. Montgomery	140	*
Brian Johnson	139	*
All directors and executive officers (5 individuals)	7,906	0.41%
5% Beneficial Holders
Five Narrow Lane LP(6)	190,582	9.99%
Rainforest Partners LLC(7)	131,649	6.90%
The Hewlett Fund LP(8)	142,367	7.46%
Omnia Group Holdings AG(9)	654,978	34.3%

____________

*        Less than 1%.

(1)      Unless otherwise indicated, the business address of each of the individuals is c/o Nuvve Holding Corp., 2488 Historic Decatur Rd., Suite 230, San Diego, California 92106.

(2)      The percentage of beneficial ownership is calculated based on 1,907,726 shares of the Company’s Common Stock outstanding as of September 30, 2026 and, for each holder, shares that holder has the right to acquire within 60 days.

(3)      The beneficial ownership of Mr. Poilasne includes 2,784 shares of Common Stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 30, 2026; and 3 shares of Common Stock issuable upon the exercise of outstanding and exercisable Series A Warrants held by Mr. Poilasne.

(4)      The beneficial ownership of Mr. Smith includes 286 shares of Common Stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 30, 2026.

(5)      The beneficial ownership of Mr. Robson includes 1,392 shares of the Common Stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 30, 2026.

(6)      Five Narrow Lane LP beneficially owns: (i) up to 299,239 shares of Common Stock issuable upon the exercise of the warrants issued in connection with our private placement in December 2025 (the “2025 Private Placement Warrants”); and (ii) up to 1,398 shares of Common Stock issuable pursuant to the conversion of shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Shares”). The 2025 Private Placement Warrants and the Preferred Shares are each subject to a beneficial ownership limitation of 9.99%, which such limitation restricts Five Narrow Lane, L.P. from converting or exercising, as applicable, that portion of the warrants and the Preferred Shares that would result in Five Narrow Lane, L.P. and its affiliates owning, after conversion or exercise, as applicable, a number of shares of Common Stock in excess of the beneficial ownership limitation. Each of Arie Rabinowitz and Joseph Hammer may be deemed to have investment discretion and voting power over the shares held by Five Narrow Lane, L.P. Each of Messrs. Rabinowitz and Hammer disclaims any beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address for Five Narrow Lane, L.P. is 510 Madison Avenue, Suite 1400, New York, NY 10022.

(7)      Rainforest Partners LLC beneficially owns: (i) up to 98,772 shares of Common Stock issuable upon the exercise of warrants obtained in connection with the investor’s exercise of its additional investment right under the securities purchase agreement, dated as of October 31, 2024 (the “2024 AIR Warrants”); (ii) up to 32,599 shares of Common Stock issuable upon the exercise of the 2025 Private Placement Warrants; and (iii) up to 278 shares of Common Stock issuable pursuant to the conversion of the Preferred Shares. The 2024 AIR Warrants, the 2025 Private Placement Warrants, and the Preferred Shares are each subject to a beneficial ownership limitation of 9.99%, which such limitation restricts Rainforest Partners LLC from exercising that portion of the warrants and the Preferred Shares that would result in Rainforest Partners LLC and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation. Based on information available to us, Mark Weinberger is the managing member of Rainforest Partners LLC, and has sole voting and investment power over the securities held by Rainforest Partners LLC. The address for Rainforest Partners LLC is 850 East 26th Street, Brooklyn, NY 11210.

(8)      The Hewlett Fund LP beneficially owns: (i) up to 91,880 shares of Common Stock issuable upon the exercise of a 2024 AIR Warrants; (ii) up to 50,209 shares of Common Stock issuable upon the exercise of the 2025 Private Placement Warrants; and (iii) up to 278 shares of Common Stock issuable pursuant to the conversion of the Preferred Shares. The 2024 AIR Warrants, the 2025 Private Placement Warrants, and the Preferred Shares are each subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the Hewlett Fund LP from exercising that portion of the warrants and the Preferred Shares that would result in Hewlett Fund LP and its affiliates owning, after exercise a number of shares of Common Stock in excess of the beneficial ownership limitation. Based on information available to the Company, Martin Chopp has voting and investment control over the securities held by The Hewlett Fund LP. Based on information available to the Company, the address for The Hewlett Fund LP is 100 Merrick Road, Suite 400W, Rockville Centre, NY 11570.

(9)      Omnia Group Holdings AG beneficially owns 654,978 shares of Common Stock. Based on information available to the Company, Daniel Hansen has voting and investment control over the securities held by Omnia Group Holdings AG. Based on information available to the Company, the address for Omnia Group Holdings AG is Ruessenstrasse 6, 6340 Baar, Zug, Switzerland.

Changes in Control

On March 6, 2026, we entered into a Cooperation Agreement, a Managerial Services Agreement and an Aggregation Service Agreement (collectively, the “Omnia Venture Agreements”) with Oelion AB (“Oelion”) and OMNIA Group Holdings AG (“Omnia”). Under the Omnia Venture Agreements, we acquired options relating to a 50 MW battery energy storage system project located at Marviken, Sweden, and a right of first refusal and exclusive right to provide energy aggregation and engineering and managerial consulting services to new projects of Omnia and its affiliates in Europe. In consideration, we agreed to issue to Omnia and its affiliates, upon the achievement of specified contractual conditions and operational milestones (the “Milestones”), (i) 45,252 shares of Common Stock (814,532 shares before giving effect to the 1-for-18 reverse stock split effected on July 6, 2026) and (ii) 119,737 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”). At a special meeting of stockholders held on June 23, 2026, our stockholders approved, for purposes of Nasdaq Listing Rule 5635, the issuance of shares of Common Stock in excess of 19.99% of our outstanding Common Stock pursuant to the Omnia Venture Agreements, including shares of Common Stock issuable upon conversion of the Series B Preferred Stock. As of September 30, 2026, none of the 45,252 shares of Common Stock in consideration have been issued.

On August 24, 2026, upon achievement of the Milestone relating to Omnia’s payment to us of the initial consulting fee of $385,439.25 under the Managerial Services Agreement, we issued to Omnia 14,737 shares of Series B Preferred Stock, each with a par value of $0.0001 per share and a stated value equal to $1,000. The Series B Preferred Stock has no voting rights except as required by law, and is convertible at the option of the holder into Common Stock at a conversion price of $22.50 per share, or 654,978 shares of Common Stock in the aggregate. No cash purchase price was paid for the Series B Preferred Stock; the shares were issued as consideration under the Omnia Venture Agreements. As of the Record Date, Omnia has converted all 14,737 shares of Series B Preferred Stock into 654,978 shares of Common Stock, and beneficially owned approximately 34.3% of our outstanding Common Stock.

If the remaining Milestones are achieved, we will be required to issue to Omnia and its affiliates an additional 105,000 shares of Series B Preferred Stock, convertible into approximately 4,666,667 shares of Common Stock at the current conversion price of $22.50. We have no control over whether the remaining Milestones will be achieved. However, if all the Milestones are achieved, Omnia and its affiliates would beneficially own shares of Common Stock representing at least a majority of the voting power of our Common Stock, and would be able to elect our directors and approve any matter requiring a majority vote of our stockholders, which would result in a change in control of the Company.

The Omnia Venture Agreements do not grant Omnia any right to designate or nominate directors, and there is no arrangement or understanding between Omnia and the Company, or among Omnia and any other person, with respect to the election of directors or other matters. Based on the foregoing, the Company does not believe that a change in control has occurred since the beginning of fiscal 2025.

EQUITY COMPENSATION PLANS

As of December 31, 2025, the Company had the following compensation plans (including individual compensation arrangements) under which equity securities were authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	10,432	$1,666	7,458
Equity compensation plans not approved by security holders(2)	6	$—	—
Total	10,438		7,458

____________

(1)      Includes outstanding options and the number of securities remaining available for future issuance under the 2020 Plan. The 2020 Plan contains an evergreen provision under which the number of shares reserved for issuance automatically increases on January 1 of each year through January 1, 2030 by five percent (5%) of the shares of Common Stock issued and outstanding on the immediately preceding December 31. Additionally, the 2020 Plan includes a provision, which provides for adjustments or changes in capitalization. That is, in the event of stock dividend, stock split, reverse stock split, combination, exchange of shares or other extraordinary or unusual event which results in a change in the shares of our Common Stock as a whole, the Compensation Committee will determine, in its sole discretion, whether such change equitably requires an adjustment in the aggregate number of shares of our Common Stock available under the 2020 Plan or in the terms of or the number of shares of our Common Stock subject to outstanding awards.

(2)      Includes outstanding options under the Company’s 2010 Equity Incentive Plan (the “2010 Plan”). No further awards may be granted under the 2010 Plan. For a description of the material features of the 2010 Plan, see Note 12, “Share-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The following includes a summary of transactions since January 1, 2024 and any currently proposed transactions, to which we were or are to be a participant, in which (i) the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and (ii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any affiliate or member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described elsewhere in this Proxy Statement. We also describe below certain other transactions with our directors, executive officers and stockholders.

Related Party Transactions

Intellectual Property Acquisition and Research Activities

On November 7, 2017, we entered into an intellectual property acquisition agreement (the “IP Acquisition Agreement”) with the University of Delaware, a then beneficial owner of more than 5% of the outstanding Common Stock. Pursuant to the IP Acquisition Agreement, the University of Delaware assigned to us certain of the key patents underlying its V2G technology.

Under the IP Acquisition Agreement, we agreed to make certain milestone payments to the University of Delaware in the aggregate amount of up to $7,500,000 based on the achievement of certain substantial commercialization targets.

The IP Acquisition Agreement terminates upon the later of the date all the milestone payments described above are made and the expiration date of the patents transferred to us. If the University of Delaware terminates the IP Acquisition Agreement upon the material breach by us of certain limited provisions of the IP Acquisition Agreement (which do not include the milestone payment provisions) that is not cured within 45 days after notice from the University of Delaware, we will be required to assign the patents back to the University of Delaware. In the event the University of Delaware notifies us of a third party’s interest in a region in which the patents are valid, and we do not within 60 days inform the University of Delaware that either we intend to address the region pursuant to a commercially reasonable development plan or we intend to enter into a license agreement with an identified third party, we will be deemed to have granted to the University of Delaware an exclusive sublicensable license to the patents in the unaddressed region.

In addition, on September 1, 2016, we entered into a research agreement with the University of Delaware, whereby the University of Delaware performs research activity as specified annually by us. Under the terms of the agreement, we pay a minimum of $400,000 annually in equal quarterly installments. For the years ended December 31, 2025 and 2024, $122,928 and $124,000, respectively, were paid under the research agreement.

Deep Impact

On August 16, 2024, we formed Deep Impact 1 LLC, a Delaware limited liability company (“Deep Impact”), with Nuvve CPO Inc., our wholly owned subsidiary (“Nuvve CPO”), and WISE EV-LLC (“WISE”). We hold a 51% equity interest through Nuvve CPO, and WISE holds a 49% equity interest. Deep Impact was formed as a business venture among us, Nuvve CPO and WISE for the principal purpose of the operation, installation, and maintenance of electric vehicle chargers and other related activities and services. Nuvve CPO was established in August 2024 to support the deployment and ongoing support of our customers’ charging station networks.

In connection with Deep Impact, Nuvve CPO, WISE and Deep Impact entered into a Contribution and Unit Purchase Agreement (the “Contribution Agreement”), pursuant to which Nuvve CPO and WISE agreed to contribute $51 and $49, respectively, to Deep Impact, and to provide certain services pursuant to separate services agreements with Deep Impact. For such contributions and the services, Nuvve CPO received 51 membership units in Deep Impact, equal to a 51% equity interest, and WISE received 49 membership units in Deep Impact, equal to a 49% equity interest.

In connection with the formation of Deep Impact, promissory notes with a conversion option were issued to each of Gregory Poilasne and David Robson, the Chief Executive Officer and Chief Financial Officer of the Company, respectively (the “SPV Promissory Notes”), in exchange for an aggregate of $1,500,000, to further support project costs in exchange for their investment into Deep Impact. Each SPV Promissory Note was issued with an original principal amount of $750,000. As of December 31, 2025, the Chief Executive Officer and Chief Financial Officer have funded $610,500 and $230,000, respectively, of the SPV Promissory Notes.

As of December 31, 2025, the Company has repaid $277,786 of the Chief Executive Officer’s principal and interest balance of $601,871 through a non-cash exercise of his October 2024 Warrants. Additionally, in February 2026, the Company repaid the remaining principal balance and interest of the SPV Promissory Notes for a total amount repaid of $575,811. Additionally, interest expenses of $153,228 and $44,176 were paid on the SPV Promissory Notes for the years ended December 31, 2025 and December 31, 2024, respectively.

Promissory Notes; Note and Warrant Participation

On August 27, 2024, the Company issued promissory notes with a conversion option to each of Gregory Poilasne and David Robson, the Chief Executive Officer and Chief Financial Officer of the Company, in exchange for an aggregate principal amount of $500,000. Each promissory note was issued with an original principal amount of $250,000 and accrued interest at a rate of 10.5% per annum, and had a maturity date of October 31, 2024. On January 31, 2025, the Company repaid the principal balance and interest of promissory notes for a total amount repaid of $523,097.

In October 2024, the Company issued senior convertible notes with a conversion option to certain investors, including Mr. Gregory Poilasne, the Chief Executive Officer of the Company, in exchange for a principal amount of $250,000, and a warrant to purchase 102 shares of Common Stock. The senior convertible notes had a term of 18 months and bear interest at an effective rate of 8.00% per annum, and had a maturity date of March 31, 2026. As of December 31, 2025, the Chief Executive Officer has converted all of the October 2024 Notes into 18 of the Company’s shares of common stock pursuant to the securities purchase agreement. Also, as of December 31, 2025, Mr. Poilasne has exercised all of the warrants related to the October 2024 Warrants into 164 of the Company’s shares of common stock pursuant to the securities purchase agreement.

In February 2025, under the existing SPV promissory note agreement, the Company issued promissory notes to each of Messrs. Poilasne and Robson, the Chief Executive Officer and Chief Financial Officer of the Company, respectively, in exchange for an aggregate of $266,000 (the “February Promissory Notes”). Each February Promissory Note was issued with an original principal amount of $133,000 in exchange in cash to the Company, for aggregate gross proceeds of $266,000. On September 24, 2025, the Company repaid the principal balance and interest of the February Promissory Notes for a total amount repaid of $283,578, by transferring and assigning to the holders the Company’s right to certain receivables from Switch EV Ltd., a company in which the Company previously held an investment.

On April 23, 2025, promissory notes with conversion option were issued to certain employees of the Company, including Gregory Poilasne, the Chief Executive Officer of the Company (collectively, the “Fermata Promissory Notes”), respectively, in exchange for up to an aggregate of $547,058, to further support project costs in exchange for their investment into Fermata Energy II LLC. Each Fermata Promissory Note was issued carrying a 15.00% original issue discount. On September 26, 2025, the Fermata Promissory Note issued to Gregory Poilasne was amended and restated to remove the conversion option under such note. The Fermata Promissory Notes have a term of 12 months and bear interest at a rate of 10.00% per annum. The Fermata Promissory Notes were not paid by the maturity date. On July 24, 2026, the Company received a demand from the holders (the “Demanding Holders”) representing approximately 62% or $341,176 of the aggregate principal amount of the outstanding Fermata Promissory Notes requesting repayment in full of such Fermata Promissory Notes within ten business days. Mr. Poilasne is not a Demanding Holder. Fermata did not make payment by the August 7, 2026 demand date and, accordingly, is in default with respect to the balances due under such Fermata Promissory Notes held by the Demanding Holders. The Fermata Promissory Notes in default, trigger a default interest rate of 18% per annum.

Pursuant to J-Kiss stock acquisition rights (“SARs”) subscription agreements with Nuvve Japan, the Chief Executive Officer and Chief Financial Officer of the Company, were issued 55 and 36 SARs, respectively, of J-Kiss SARs (the “JKISS Investment”). The J-Kiss SARs were issued in exchange for note receivables of $351,085 and $223,418, respectively, from the Gregory Poilasne, our Chief Executive Officer and David Robson, our Chief Financial Officer, to Nuvve Japan as of December 31, 2025. The notes receivable accrued interest at a rate of 6% per annum, and had a payment date of February 27, 2026. As of March 31, 2026, the Chief Executive Officer and Chief Financial Officer have fully paid the principal and interest amounts under the respective note receivables. In July 2026, the Company and Messrs. Poilasne and Robson agreed that their respective J-Kiss SARs would be cancelled, effective July 9, 2026, in exchange for Nuvve Japan returning the respective investment amounts in cash, a note receivable, or a combination of both. In August 2026, the Board rescinded that cancellation and, as of the date of this Proxy Statement, Messrs. Poilasne and Robson continue to hold 55 and 36 J-Kiss SARs, respectively.

Effective December 31, 2025, the Company, upon the Board approval, transferred 155 Class A Units of AggregationV2G LLC, or 15.5% of the total equity interests of AggregationV2G LLC, to each of Messrs. Poilasne and Robson. As a result, the Company holds 490 Class A Units of AggregationV2G LLC, representing 49% of the total equity interests of AggregationV2G LLC. AggregationV2G LLC holds a 100% ownership interest in Nuvve Japan.

Other Obligations

During the year ended December 31, 2025, the Company recognized revenue of $18,482 from an entity that is an investor of the Company. During the year ended December 31, 2024, the Company recognized revenue of $159,629 from the same entity that is an investor in the Company. The Company had a balance of accounts receivable of zero each at December 31, 2025 and December 31, 2024, from the same entity that is an investor in the Company.

Omnia Venture Agreements

On March 6, 2026, we entered into the Omnia Venture Agreements with Oelion and Omnia, a beneficial owner of more than 5% of our Common Stock. Oelion is a subsidiary of Omnia. Under the Cooperation Agreement, Omnia and its affiliates granted us a right of first refusal and an exclusive right, for a period of 15 years, to provide energy aggregation and engineering and managerial consulting services to new battery energy storage system projects of Omnia and its affiliates in Europe, and an option to acquire the lease and interconnection agreements for a 50 MW battery energy storage system project at Marviken, Sweden. Under the Managerial Services Agreement, we will provide engineering and managerial consulting services to Oelion for certain of Omnia’s projects in Europe for a total service fee of approximately $126.4 million over a term ending December 31, 2040.

As consideration under the Omnia Venture Agreements, we agreed to issue to Omnia and its affiliates, upon the achievement of the Milestones, (i) 45,252 shares of Common Stock (814,532 shares before giving effect to the 1-for-18 reverse stock split effected on July 6, 2026) and (ii) 119,737 shares of Series B Preferred Stock. On August 24, 2026, following Omnia’s payment to us of the initial consulting fee of $385,439.25 under the Managerial Services Agreement, we issued to Omnia 14,737 shares of Series B Preferred Stock, with a par value of $0.0001 per share and a stated value of $1,000 per share, convertible into Common Stock at a conversion price of $22.50 per share. As of September 30, 2026, none of the 45,252 shares of Common Stock in consideration have been issued.

Indemnification Agreements

Our amended and restated certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify each such director or executive officer for some expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or executive officers.

Policies and Procedures for Related Party Transactions

Our written related party transaction policy requires our directors, nominees for director, officers, employees and 5% stockholders, and their immediate family members, to avoid, wherever possible, all related party transactions. Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, in any fiscal year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of any class of our voting securities, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). In addition, our written code of ethics requires our directors, officers and employees to avoid conflicts of interest. A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our Audit Committee, pursuant to its written charter and related party transaction policy, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates shall be approved only if such transactions are on terms believed by the Audit Committee to be no less favorable to us than are available from unaffiliated third parties and such transaction does not constitute a conflict of interest. The Audit Committee, in its sole discretion, may impose such conditions as it deems appropriate on us or the related party in connection with the approval of the related party transaction. Upon approval by the Audit Committee, the related party transaction and any conditions thereon will be presented to the Board for approval by a majority of its disinterested independent members.

Prior to entering into the proposed transaction, related parties are required to notify our Chief Financial Officer of the facts and circumstances of the proposed transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

We do not intend to bring before the Annual Meeting any matters other than those specified in the Notice of the Annual Meeting, and we do not know of any business which persons other than the Board intend to present at the Annual Meeting. Should any business requiring a vote of the stockholders, which is not specified in the notice, properly come before the Annual Meeting, the proxy holders specified in this Proxy Statement and in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholders who wish to present proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy materials for the 2027 annual meeting of stockholders must submit their proposals so that they are received by our Corporate Secretary at 2488 Historic Decatur Road, Suite 230, San Diego, California 92106 no later than the close of business on July 6, 2027. If the date of the 2027 annual meeting is changed by more than 30 days from the anniversary of the Annual Meeting, the deadline will be a reasonable time before we begin to print and send our proxy materials.

Our bylaws contain provisions intended to promote the efficient functioning of stockholder meetings. Some of the provisions require advance notice to us of stockholder proposals or director nominations to be considered at an annual meeting. Under our bylaws, in order to properly bring stockholder proposals or director nominations before an annual meeting, even if the stockholder does not intend to include such proposal in the Company’s proxy materials, the stockholder must deliver written notice of such proposal or nomination to the Secretary not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A notice of a stockholder proposal or director nomination must include the information set forth in our bylaws. Stockholder proposals and director nominations should be addressed to Corporate Secretary, Nuvve Holding Corp., 2488 Historic Decatur Road, Ste 230, San Diego, California 92106.

In addition to satisfying the requirements under our bylaws, in order for stockholders to give timely notice of nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card in connection with the 2027 annual meeting, notice must be submitted in accordance with our bylaws or in accordance with Rule 14a-19 as promulgated under the Exchange Act or as otherwise permitted by law and include all of the information required by Rule 14a-19 under the Exchange Act. Under Rule 14a-19, such notice must be received no later than October 19, 2027. However, if the date of the 2027 annual meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, Rule 14a-19 requires the notice be provided by the later of 60 calendar days prior to the date of the 2027 annual meeting or the tenth (10th) calendar day following the day on which we first publicly announce the date of the 2027 annual meeting.

OTHER STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with the Board, any committee or committee chairperson or the independent directors as a group by writing to the Board, committee, committee chairperson or independent directors in care of the Corporate Secretary, Nuvve Holding Corp., 2488 Historic Decatur Road, Suite 230, San Diego, California 92106. Each communication will be forwarded, depending on the subject matter, to the Board, the appropriate committee or committee chairperson or all independent directors.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us via e-mail at sendmaterial@proxyvote.com, by telephone at (619) 456-5161, or by writing to Corporate Secretary, Nuvve Holding Corp., 2488 Historic Decatur Road, Suite 230, San Diego, California 92106. Street name stockholders may contact their broker, bank or other nominee to request information about householding.

NUVVE HOLDINGS CORP. 2480 Historic Decatur Rd, Ste 230, San Diego, CA 92106. SCAN TO VIEW MATERIALS & VOTE. VOTE BY INTERNET: Before the Meeting – Go to www.proxyvote.com or scan the QR Barcode above. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting – Go to www.virtualshareholdermeeting.com/NUVV2026. You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE – 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: T05027-P58975. KEEP THIS PORTION FOR YOUR RECORDS. DETACH AND RETURN THIS PORTION ONLY. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. NUVVE HOLDING CORP. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEE LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. 1. Election of Director. Nominee: 1a. Brian Johnson. For / Withhold. 2. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2026. For / Against / Abstain. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponements or adjournments thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature (PLEASE SIGN WITHIN BOX). Date. Signature (Joint Owners). Date.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. NUVVE HOLDING CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. ANNUAL MEETING OF STOCKHOLDERS. December 18, 2026, 1:00 p.m. ET. The stockholder(s) hereby appoint(s) Gregory Poilasne and David Robson, or either of them, as proxies, with full power of substitution, to represent and vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Nuvve Holding Corp. held of record by the undersigned on October 23, 2026, at the Annual Meeting of Stockholders to be held virtually by visiting www.virtualshareholdermeeting.com/NVVE2026, on December 18, 2026, and any postponements or adjournments thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEE LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2, AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. Continued and to be signed on reverse side.